Each of the eToys Direct, Inc. 2004 Stock Incentive Plan, the eToys Direct, Inc. 2005 Stock Incentive Plan and the eToys Direct, Inc. 2006 Stock Incentive Plan was originally adopted by eToys Direct, Inc., and each Plan was assumed by BabyUniverse, Inc. under the Agreement and Plan of Merger dated as of March 13, 2007 by and among BabyUniverse, Inc., Baby Acquisition Sub, Inc. and eToys Direct, Inc.

EXHIBIT 99.2

Form of

OPTION AGREEMENT

eToys Direct, Inc. (the “Company”), pursuant to its              Stock Incentive Plan (the “Plan”), hereby grants to the Holder Options to purchase the number of shares of Stock set forth below. The Options are subject to all of the terms and conditions set forth herein as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

Holder:

Date of Grant:

Number of Shares of Stock Subject to the Options:

Exercise Price per Share:

Expiration Date:

Type of Option:

Vesting Schedule:

Termination of Employment or Service

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If prior to the Expiration Date, a Holder’s employment or service, as applicable, with the Employer terminates for any reason other than (A) by the Employer for Cause, or (B) by reason of the Holder’s death or Disability, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such termination.

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If prior to the Expiration Date, a Holder’s employment or service, as applicable, with the Employer terminates by reason of such Holder’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such termination due to death or Disability of the Holder. In the event of a Holder’s death, the Options shall remain exercisable by the person or persons to whom a Holder’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Holder at the time of such termination due to death.

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If prior to the Expiration Date, a Holder’s employment or service, as applicable, with the Employer is terminated by the Employer for Cause, all unvested Options shall immediately expire as of the date of such termination.

Additional Option Terms:

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Section 6(d) of the Plan regarding payment for stock is incorporated herein by reference; provided, however, that if the Holder wishes to use any method of exercise other than in immediately available funds in United States dollars, or by certified or bank cashier’s check, the Holder shall have received the prior written approval of the Committee or its designee approving such method of exercise.

•	Options shall be exercisable in whole shares of Stock only.

•	Each Option shall cease to be exercisable as to any share of Stock when the Holder purchases the share of Stock or when the Option otherwise expires.

•	Upon exercise of Options, the Holder will be required to satisfy applicable withholding tax obligations as provided in the Plan.

Resale of Stock Prior to the IPO Date:

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If, prior to the IPO Date, the Holder wishes to transfer (other than pursuant to a Permitted Transfer (as defined below) the shares of Stock acquired by the Holder upon the exercise of the Options to a third party, prior to such transfer, the Holder shall give the Company advanced written notice of such proposed sale. The Company shall have thirty (30) days following its receipt of such notice from the Holder to elect to repurchase any or all of the shares of Stock proposed to be transferred from the Holder, at the purchase price equal to the bona fide offer price of the third party transferee; provided, however, if the purchase price specified in the Holder’s notice is payable in property other than cash, the purchase price shall equal the cash value of such property. If the Holder and the Company cannot agree on such cash value of such property within thirty (30) days after the Company’s receipt of the Holder’s notice, the valuation shall be made by the Company’s independent accounting firm, and the cost of such valuation shall be shared equally by the Holder and the Company. If the Company does not exercise the right of first refusal as provided herein, the Holder shall have sixty (60) days to consummate the sale of such shares of Stock but only pursuant to the terms of the bona fide offer. If such sale is not consummated within sixty (60) days or if a material term adverse to Holder of such bona fide offer is changed, the Holder shall again be required to present such offer to the Company (as revised, if applicable) and allow the Company to exercise its right of first refusal as provided herein. Notwithstanding anything contained herein to the contrary, no transfer hereunder shall be effective unless (x) the transferee agrees to be bound by the terms of this Agreement and the Plan as though no such transfer had taken place and that (y) the Holder has complied with all applicable law in connection with such transfer.

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For purposes of this Agreement, the term “Permitted Transfer” shall mean any transfer by the Holder of all or any portion of his shares of Stock to the Holder’s family, heirs, executors or legal representatives or trust for the benefit of such Holder’s immediate family ; provided, however, that, it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of this Agreement and the Plan as though no such transfer had taken place, and that (y) the Holder has complied with all applicable law in connection with such transfer.

Repurchase Rights upon Termination of Employment or Service:

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Section 9 of the Plan regarding the repurchase of stock upon termination of the Holder’s employment or service is incorporated herein by reference. Additionally, if, prior to the IPO Date, the Holder’s employment or service, as applicable, terminates for any reason, at any time following such termination, the Company shall have the right to repurchase the shares of Stock received by the Holder upon exercise of the Options, provided shares of Stock received by the Holder upon exercise of the Options have been held by the Holder for at least six months (the “Repurchase Right”). The Repurchase Right shall be exercisable upon written notice to the Holder indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the shares of Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Repurchase of Stock pursuant to the Repurchase Right shall be at a price equal to the Fair Market Value of the Stock as of the date of such repurchase.

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Notwithstanding anything contained herein to the contrary, to the extent (a) the Company is prohibited from purchasing shares of Stock pursuant to the two preceding sections by applicable law, (b) any debt instruments or agreements of the Company or its Affiliates do not allow the Company to purchase such shares, or in the reasonable opinion of the Committee, such purchase could result in a default or an event of default under any such instrument or agreement, or create a condition which could, with notice or lapse of time or both, result in such default or event of default, or (c) the purchase of such shares would, in the reasonable opinion of the Committee, be imprudent in view of the financial condition (present or projected) of the Company and its Affiliates, the Company’s Repurchase Right shall be automatically extended until the three (3) month anniversary of the date that clauses (a), (b) and (c) above, as applicable, cease to apply.

Representations and Warranties of the Holder:

The Holder hereby represents and warrants to the Company that:

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the Holder understands that the Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Holder’s representations contained herein; the shares of Stock underlying the Options are being issued to the Holder in reliance upon the exemption from such registration provided by Rule 701 promulgated under the Securities Act for stock issuances under compensatory benefit plans such as the Plan;

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the Holder has been informed that the shares of Stock underlying the Options are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock underlying the Options are first registered under the Federal securities laws or unless an exemption from such registration is available; and

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that the Holder is prepared to hold the shares of Stock for an indefinite period and that the Holder is aware that Rule 144 as promulgated under the Securities Act (“Rule 144”), which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock underlying the Options from the registration requirements of the Securities Act.

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS UNDER THIS OPTION AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THE OPTION AGREEMENT AND THE PLAN.

eToys Direct, Inc.		HOLDER

By:
	Signature	Signature
Title:		Associate Name

Date:		Date: